Exhibit 99.1

RiskOn Announces Planned Transition of Executive Leadership

RiskOn Further Announces an Update on its Previously Announced Distribution of its Holdings of White River Energy Corp Stock

LAS VEGAS--(BUSINESS WIRE) – January 29, 2024 – RiskOn International, Inc. (Nasdaq: ROI) (“RiskOn,” or the “Company”), today announced that Randy May, Chairman and Chief Executive Officer, and Jay Puchir, Chief Financial Officer, submitted their resignations, which shall take effect at the close of business on Monday, January 29, 2024. Todd Ault, Vice Chairman of the Company has been unanimously appointed by the Company’s Board of Directors as Chairman and Chief Executive Officer, and Kayson Pulsipher has been unanimously appointed as Chief Financial Officer.

“I’d like to thank both Randy and JP for their work with the Company not only during this transition period but throughout their tenure with the Company. I am thrilled to be stepping into the role as the Company’s Chairman & CEO and am extremely optimistic about the future of the Company,” stated Todd Ault, currently the Vice Chairman of RiskOn. “RiskOn is building an innovative Artificial Intelligence product and service offering, along with its Metaverse Social gaming platform powered by Meetkai. My team and I are committed to continuing to execute on our growth plans for the Company.”

Additionally, the Company has concluded that, for regulatory reasons, it will be unable to effect the distribution of its shares of White River common stock (the “WTRV Shares”) as contemplated by the press releases issued by the Company on each of September 11, 2022 and September 30, 2022 and described in greater detail in the registration statement on Form S-1 (File No. 333-268707) filed by White River (the “Registration Statement”). In an effort to attempt to fulfill its original intent to transfer shares (the “Distributable Shares”) to beneficial and registered shareholders (the “Holders”) as of September 30, 2022, the intended record date for the distribution described in the Registration statement, the Company will send each such Holder an agreement (the “Letter Agreement”) whereby qualified Holders can (i) demonstrate to the Company’s satisfaction that he/she/it in fact was a beneficial holder of the Company’s common or preferred stock as of September 30 2022 and (ii) affirm that such Holder is an “accredited investor” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).

Jay Puchir, the Company’s departing CFO, has agreed to transition to a limited scope officer role to help facilitate the validation and transfer of WTRV Shares. Any beneficial holder who can provide evidence of share ownership as of September 30, 2022 and qualifies as an accredited investor is encouraged to contact the Company at WTRV@Riskonint.com to request additional information about obtaining potential WTRV Shares. All Distributable Shares will be “restricted securities” as such term is defined in Rule 144 of the Securities Act.

About RiskOn International, Inc.

Founded in 2011, the Company owns 100% of BitNile.com, Inc., including the BitNile.com metaverse platform (the “Platform”). The Platform, which went live to the public on March 1, 2023, allows users to engage with a new social networking community and purchase both digital and physical products while playing 3D immersive games. RiskOn recently formed GuyCare to open specialized men’s healthcare clinics. In addition, the Company also owns approximately 66% of Wolf Energy Services Inc. (OTCQB: WOEN) indirectly and approximately 70% of White River (OTCQB: WTRV) directly.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and RiskOn will not undertake any obligation to update any of these statements publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. In addition to risks relating to the acceptance of the Platform by individuals, competition with much larger companies operating metaverses and RiskOn’s ability to raise capital, investors should review risk factors, that could affect RiskOn’s business and financial results which are included in RiskOn’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, Forms 10-K, 10-Q and 8-K. All such filings are available at www.sec.gov and on the Company’s website at www.riskonint.com.

Contacts

ir@riskonint.com or 1-800-762-7293